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04/10/2000

WILSHIRE FINANCIAL SERVICES GROUP INC. ANNOUNCES
APPOINTMENT OF NEW CFO

PORTLAND, Ore., April 10, 2000--Wilshire Financial Services Group Inc. [OTC BB:WFSG] announced the appointment of Bruce A. Weinstein to the position of Chief Financial Officer, subject to regulatory approval, to replace Glenn J. Ohl, who has resigned from the Company to pursue other opportunities.

"Glenn will be leaving Wilshire today after a long and successful career with the Company since 1996. Glenn contributed much to our rebirth and played an instrumental role in returning Wilshire to financial stability. We wish him the best," said CEO Stephen P. Glennon.

Most recently, Weinstein served as Senior Vice President of WFSG and Chief Financial Officer of Wilshire Credit Corporation, its servicing subsidiary ("WCC"). "Since 1997, Bruce has played many critical roles in our organization and I am extremely confident he will continue to contribute to our success," said Glennon.

Wilshire Financial Services Group Inc., headquartered in Portland, is a diversified financial services company specializing in loan portfolio acquisition and servicing throughout the United States and Europe. Wholesale banking is offered through a subsidiary, First Bank of Beverly Hills, F.S.B. Commercial loan origination and servicing is also offered through George Elkins Mortgage Banking L.P. a subsidiary of First Bank of Beverly Hills, F.S.B.

FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause results to differ materially from those projected in such statements. All of the statements contained in this release which are not identified as historical should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, real estate market, the availability of pools of loans at acceptable prices, the availability and conditions of financing for loan pool acquisitions and mortgage-backed securities, interest rates and overseas expansion. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Contact:
Wilshire Financial Services Group Inc.
Stephen Glennon
(503) 223-5600

John Pihas & Partners, Inc.
John Pihas
(503) 222-3100